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                                                                    EXHIBIT 11.1

COMPUTATION OF EARNINGS PER SHARE

For the following periods the registrant had no securities that were dilutive for the calculation of earnings per share.

   --------------------------------------------------------------------------------------------------------------
                                                                              Weighted average number of basic
      Summary from unaudited financial        Basic and diluted loss per       and diluted common stock shares
                 statements                          common share                        outstanding
   --------------------------------------------------------------------------------------------------------------
   Three months ended 08/31/2001                                     (0.04)                           13,117,225
   --------------------------------------------------------------------------------------------------------------
   Three months ended 08/31/2000                                     (0.04)                           12,231,494
   --------------------------------------------------------------------------------------------------------------